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                                                                      EXHIBIT 99

                                   LIFEPOINT
                                HOSPITALS, INC.



CONTACT:        MICHAEL J. CULOTTA
                SENIOR VICE PRESIDENT AND
                CHIEF FINANCIAL OFFICER
                (615) 372-8512


                  LIFEPOINT HOSPITALS COMPLETES ACQUISITIONS OF
                     CARRAWAY MEDICAL CENTERS IN ALABAMA AND
                     LOGAN GENERAL HOSPITAL IN WEST VIRGINIA

BRENTWOOD, TENNESSEE (December 2, 2002) - LifePoint Hospitals, Inc. (NASDAQ:LPNT) today announced that, effective December 1, 2002, it has completed the previously announced acquisitions of Burdick-West Medical Center in Haleyville, Alabama; Northwest Medical Center in Winfield, Alabama; and Logan General Hospital in Logan, West Virginia.

          Burdick-West Medical Center is a 99-bed facility and Northwest Medical Center is a 71-bed facility. These hospitals were purchased from Methodist Health System, a not-for-profit company based in Birmingham, Alabama, for approximately $22 million plus working capital. Annual net revenues for these two facilities are approximately $38 million.

         Logan General is a 132-bed facility serving Logan and surrounding communities. LifePoint paid approximately $87.5 million for the hospital and its affiliated entities, which include Guyan Valley Hospital, a critical access hospital also located in Logan. Annual net revenues for Logan General and its affiliated entities are approximately $75 million.

         Kenneth C. Donahey, chairman and chief executive officer of LifePoint Hospitals, said, "We are pleased to announce the continued expansion of our LifePoint Hospitals family. We are excited about the opportunity to enter the West Virginia market with the acquisition of Logan General Hospital and its affiliated entities. With the Haleyville and Winfield acquisitions, we now have four facilities in Alabama, including Andalusia Regional Hospital and our recent acquisition of Russellville Hospital. We intend to build on the excellent reputations of these hospitals in their local markets and capitalize on their strong momentum as we expand services and enhance the quality of care delivered to these communities."

         LifePoint Hospitals, Inc. operates 28 hospitals in non-urban areas. In most cases, the LifePoint facility is the only hospital in its community. LifePoint's non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value, and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with over 7,000 employees.


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LPNT Completes Acquisitions in Alabama and West Virginia
Page 3
December 2, 2002




         THE FOREGOING STATEMENTS INCLUDE FORWARD-LOOKING STATEMENTS BASED ON CURRENT MANAGEMENT EXPECTATIONS. NUMEROUS FACTORS EXIST WHICH MAY CAUSE RESULTS TO DIFFER FROM THESE EXPECTATIONS. MANY OF THE FACTORS THAT WILL DETERMINE THE COMPANY'S FUTURE RESULTS ARE BEYOND THE ABILITY OF THE COMPANY TO CONTROL OR PREDICT. THESE STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES RELATING TO THE COMPANY, INCLUDING WITHOUT LIMITATION, (I) POSSIBLE CHANGES IN REIMBURSEMENT TO HEALTHCARE PROVIDERS AND INSURERS THAT MAY REDUCE PAYMENTS; (II) ITS ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND PERSONNEL, INCLUDING PHYSICIANS, NURSES AND CLINICAL SUPPORT PERSONNEL; (III) THE GEOGRAPHIC CONCENTRATION OF THE COMPANY'S OPERATIONS; (IV) RISKS ASSOCIATED WITH THE COMPANY'S ACQUISITION AND DISPOSITION STRATEGIES; (V) THE MANAGEMENT OF HEALTHCARE RISKS AS A RESULT OF THE DELIVERY OF PATIENT CARE; (VI) THE REGULATED NATURE OF THE HEALTHCARE INDUSTRY; (VII) THE HIGHLY COMPETITIVE NATURE OF THE HEALTHCARE BUSINESS; AND
(VIII) THOSE RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, OR TO MAKE ANY OTHER FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

         ALL REFERENCES TO "COMPANY" AND "LIFEPOINT" AS USED THROUGHOUT THIS DOCUMENT REFER TO LIFEPOINT HOSPITALS, INC. AND ITS AFFILIATES.


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